UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2007 (February 12, 2007)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On February 12, 2007 (the “Effective Date”), the Registrant’s wholly-owned subsidiary Endo Pharmaceuticals Inc. (“Endo”), SkyePharma, Inc (“Skye Inc.”), and Jagotec AG, assignee of SkyePharma Canada, Inc. (collectively Skye Inc. and Jagotec, “SkyePharma”) entered into an Agreement to Terminate the Development and Marketing Strategic Alliance Agreement (the “Termination Agreement”). Each of Endo and SkyePharma are referred to as a “Party” and collectively, the “Parties”. On December 31, 2002, the Parties entered into that certain Development and Marketing Strategic Alliance Agreement (the “License Agreement”) pursuant to which, among other things, Endo licensed the marketing rights to the product DepoDur®. The Parties entered into the Termination Agreement to provide for the termination of the License Agreement while ensuring the continued commercial support of the DepoDur® product under the License Agreement until March 31, 2007 (the “Termination Date”) and a transition of such product to Skye Inc. on the Termination Date. The License Agreement will terminate in its entirety on the Termination Date. From the Effective Date until the Termination Date, Endo will continue to provide a number of services and otherwise undertake activities relating to the License Agreement. Under the provisions of the Termination Agreement and a transition services agreement to be negotiated and entered into by the Parties in good faith within thirty days from the Effective Date, Endo will use commercially reasonable efforts to:

•

Maintain and continue all US commercial activities in support of DepoDur® through March 31, 2007, and at SkyePharma’s option, on a month-to month basis after the Termination Date and until June 30, 2007; and

•

Support and/or undertake the transition of certain Endo functions and activities (including third party activities) to Skye Inc. that are useful and necessary for Skye Inc. to assume commercial and related responsibilities for DepoDur® in the US.

In return for Endo services and activities, Skye Inc. will pay Endo an undisclosed amount.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety to the full text of the Termination Agreement which is filed herewith as Exhibit 10.43.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.43.1	Agreement to Terminate the Development and Marketing Strategic Alliance Agreement between Endo Pharmaceuticals Inc., SkyePharma, Inc., and Jagotec AG, assignee of SkyePharma Canada, Inc., effective February 12, 2007*

*	Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: February 16, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
10.43.1	Agreement to Terminate the Development and Marketing Strategic Alliance Agreement between Endo Pharmaceuticals Inc., SkyePharma, Inc., and Jagotec AG, assignee of SkyePharma Canada, Inc., effective February 12, 2007*

*	Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.